[EXECUTION VERSION]

SECOND AMENDMENT
This SECOND AMENDMENT dated as of June 16, 2017 (this “Amendment”) relates to the Ninth Restated and Amended Credit Agreement dated as of April 15, 2016 among Triton Container International Limited (“Borrower”), various lenders, Bank of America, N.A., as administrative agent and an Issuer, and the other parties thereto (as amended by that certain First Amendment, dated as of February 6, 2017 and as otherwise modified and in effect on the date hereof, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by this Amendment, and as may be further amended, amended and restated, restated, supplemented, extended or otherwise modified and in effect from time to time is referred to herein as the “Credit Agreement”. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.
WHEREAS, the Borrower has requested, among other things, that the Lenders and the Administrative Agent agreed to (i) increase the Commitments by an aggregate amount equal to $425,000,000 (such that the aggregate Commitments shall be increased from $600,000,000 to $1,025,000,000) (the “Requested Commitment Increase”) and (ii) amend certain other provisions of the Existing Credit Agreement, in each case, subject to the terms and conditions set forth herein; and
WHEREAS, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Compass Bank and Wells Fargo Securities, LLC are appointed as a joint lead arranger and joint bookrunner and syndication agent and Royal Bank of Canada is appointed documentation agent.
WHEREAS, the Borrower, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Existing Credit Agreement.
NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1.Amendments to Existing Credit Agreement.
(a)    Amendments to Section 1.1. Section 1.1 (Definitions) of the Existing Credit Agreement is hereby amended by:
(i)    amending the definition of the term “Aggregate Commitment Amount” in its entirety as follows:
“ “Aggregate Commitment Amount” means $1,025,000,000, as such amount may be reduced from time to time pursuant to Section 6.3 or increased from time to time pursuant to Section 6.7.”

(ii)    amending the definition of the term “Alternate Base Rate” by deleting the last sentence thereof in its entirety.
(iii)    amending the second sentence of the definition of the term “Commitment” in its entirety as follows:
“The amount of the Commitment of each Lender as of the Second Amendment Effective Date is set forth on Schedule I, and such amount may be adjusted by reductions of the Commitments pursuant to Section 6.3, increases of the Commitments pursuant to Section 6.7 or assignments pursuant to Section 15.8.”
(iv)    amending the definition of the term “Defaulting Lender” by inserting the following text immediately after clause (d)(ii) thereof and immediately prior to semicolon prior to the proviso to such clause (d): “or (iii) become the subject of a Bail-In Action”
(v)    amending the definition of the term “Interest Period” by deleting the following text “one week or” immediately following the text “pursuant to Section 2.4 or 2.5 and ending on the date” prior to the proviso thereto.
(vi)    amending the definition of the term “Joint Lead Arrangers” in its entirety as follows:
“ “Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Compass Bank and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner.”
(vii)    inserting the following new definition for the term “Merrill Lynch, Pierce, Fenner & Smith, Incorporated” by inserting the following text in appropriate alphabetical order:
“ “Merrill Lynch, Pierce, Fenner & Smith Incorporated” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Second Amendment Effective Date).”
(viii)    amending the definition of the term “Sanctions” by deleting the text “impored” therein and inserting in lieu thereof “imposed”.
(ix)    inserting the following new definition for the term “Second Amendment Effective Date” by inserting the following text in appropriate alphabetical order:
“ “Second Amendment Effective Date” means June 16, 2017.”

(x)    amending the definition of the term “Termination Date” by deleting the text “April 15, 2021” therein and inserting in lieu thereof “June 16, 2022”.
(xi)    amending the definition of the term “Unrestricted Subsidiary” by adding the following sentence to the end of such definition:
“TAL International Group, Inc. and each of its subsidiaries (including, without limitation, TAL International Container Corporation, a Delaware corporation, TAL Advantage III LLC, a Delaware limited liability company, TAL Advantage V LLC, a Delaware limited liability company and TAL Advantage VI LLC, a Delaware limited liability company) are, or shall be, simultaneously with TAL International Group, Inc. becoming a direct or indirect Subsidiary of the Borrower, Unrestricted Subsidiaries.”
(b)    Amendment to Section 2.7 (Defaulting Lenders). Section 2.7(a) of the Existing Credit Agreement is hereby amended by:
(i)    replacing the text “ “Required Lenders” ” with the text “Majority Lenders” in clause (i) thereof.
(ii)    amending and restating the last sentence of subclause (iv) thereof in its entirety as follows:
“Subject to Section 15.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”
(c)    Amendment to Section 6.7 (Increase in Aggregate Commitment Amount). Section 6.7(a) of the Existing Credit Agreement is hereby amended by amending and restating clause (A) in the proviso thereof in its entirety as follows:
“(A) the aggregate amount of all such Commitment Increases shall not exceed $250,000,000 during the term of this Agreement,”.
(d)    Amendment to Section 10.6 (Insurance Reports). The first sentence of Section 10.6 of the Existing Credit Agreement is hereby amended by amending and restating thereof in its entirety as follows:
“The Borrower will maintain, and cause each Restricted Subsidiary to maintain (or cause its or their lessees to maintain), insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Administrative Agent on behalf of the Majority Lenders may reasonably request from time to time.”.

(e)    Amendment to Section 13.6 (Resignation of Administrative Agent). Section 13.6 of the Existing Credit Agreement is hereby amended by:
(i)    replacing the text “Required Lenders” with the text “Majority Lenders” in the second sentence of clause (a) thereof.
(ii)    replacing the text “Required Lenders” with the text “Majority Lenders” in the second sentence of clause (b) thereof.
(f)    Amendment to Section 15.8 (Assignments and Participations). Section 15.8 of the Existing Credit Agreement is hereby amended by adding the following text to the end of clause (d) thereof:
“Each Lender that sells a participation, acting solely for this purpose as an non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulation Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”
(g)    Amendment to Section 15.17 (Treatment of Certain Information; Confidentiality). Section 15.17 of the Existing Credit Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows:
“(a) to its Affiliates, its auditors and to its and its Affiliates’ Lender-Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),”.
(h)    Amendment to Schedule I. Schedule I to the Existing Credit Agreement is hereby amended and restated and replaced in its entirety by the Schedule I attached hereto as Annex I.

(i)    Amendment to Schedule 10.6. Schedule 10.6 (Insurance Requirements) to the Existing Credit Agreement is hereby amended and restated and replaced in its entirety by the Schedule 10.6 attached hereto as Annex II.
SECTION 2.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form, scope and substance to the Administrative Agent and each of the Lenders:
(a)    Good Standing. The Administrative Agent shall have received certificates of good standing from the applicable public officials dated as of a current date with respect to the Borrower issued by Bermuda and the State of New York.
(b)    Insurance. The Administrative Agent shall have received satisfactory evidence of the existence of insurance on the property of the Borrower as required by the Credit Agreement and the Security and Intercreditor Agreement in amounts and with insurers acceptable to the Administrative Agent and the Majority Lenders, together with evidence establishing that the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, is named as a loss payee and/or additional insured, as applicable, on all related insurance policies.
(c)    Payment of Interest, Fees and Expenses. The Administrative Agent or the other persons entitled thereto shall have received (i) (for its own account or for the account of the Lenders, as applicable) payment in full of (A) all of the accrued interest and fees that are due and payable under the Credit Agreement (as in effect prior to the effectiveness of this Amendment) as of the Second Amendment Effective Date and (B) all of the fees and expenses that are described that certain letter agreement, dated as of April 18, 2017, between the Borrower, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TAL International Container Company that are due and payable on the Second Amendment Restatement Effective Date, and (ii) all reasonable costs and expenses (including, without limitation, all fees, charges and disbursements of counsel, including local counsel, to the Administrative Agent to the extent invoiced prior to or on the Second Amendment Effective Date) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment.
(d)    Receipt of Documents. The Administrative Agent shall have received all of the following, each duly executed, as appropriate, and dated as of the date hereof, in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    Notes. An updated Note for the account of each Lender that has requested an updated Note prior to the Second Amendment Effective Date.
(ii)    Resolutions; Consents. Copies, duly certified by the secretary or an assistant secretary of the Borrower, of (x) resolutions of the Borrower’s board of directors authorizing or ratifying the execution and delivery of this Amendment, the updated Notes and the other Loan Documents and authorizing the borrowings by the Borrower under the Credit Agreement, (y) all documents evidencing other necessary corporate action and (z) all approvals, licenses or consents, if any, required in connection with the consummation of the transactions contemplated by this Amendment or a statement that no such approvals, licenses or consents are so required.
(iii)    Incumbency. A certificate of the secretary or an assistant secretary of the Borrower certifying the names of the Borrower’s officers authorized to sign this Amendment and the other Loan Documents to be delivered in connection with this Amendment, together with the true signatures of such officers.
(iv)    Waivers, Consents and Amendments. Copies of all waivers and consents of all necessary or appropriate parties, in each case as may be reasonably required by the Administrative Agent or the Lenders in connection with the transactions herein contemplated.
(v)    Opinion Letters. Favorable opinion letters of (A) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and (B) Appleby (Bermuda) Limited, special Bermuda counsel to the Borrower, each covering such matters, in such form and having such content, as shall be reasonably acceptable to the Administrative Agent and its counsel.
(vi)    Organizational Documents. A certificate of the secretary or assistant secretary of the Borrower certifying as to and attaching the memorandum of association (including the certificate of incorporation of the Borrower) and by-laws of the Borrower, including all amendments or restatements thereto, as in effect on the Second Amendment Effective Date.
(vii)    Closing Certificate. A certificate of an Authorized Signatory of the Borrower certifying (w) that all representations and warranties of the Borrower in this Amendment are true and correct on the Second Amendment Effective Date, (x) that no Event of Default or Unmatured Event of Default exists or will result from the transactions contemplated to occur on the Second Amendment Effective Date, and (y) that since December 31, 2016, no event has occurred which has had a Material Adverse Effect.
(viii)    Perfection Certificate. A completed and fully executed perfection certificate in form and substance reasonably satisfactory to Administrative Agent, the information set forth on which is accurate and complete in all material respects.

(ix)    Termination of Existing TALICC Credit Agreement. Evidence that certain Credit Agreement, dated as of March 12, 2013, among TAL International Container Corporation, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (as amended and in effect on the Second Amendment Effective Date, the “Existing TALICC Credit Agreement”) has been, prior to or concurrently with, the Second Amendment Effective Date, terminated and the loans arising thereunder have been paid.
(e)    Financing Statements. The Administrative Agent shall have received evidence that all action has been taken with respect to the filing of Uniform Commercial Code financing statements and continuation statements necessary to perfect and maintain the Liens of the Collateral Agent under the Security and Intercreditor Agreement and the other Loan Documents in the appropriate jurisdictions.
Without limiting the generality of the provisions of the last paragraph of Section 13.3(e) of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, and to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the effectiveness of this Amendment specifying its objection thereto.
SECTION 3.    Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a)    Borrower’s execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby, are within its company authority, have been duly authorized by all necessary company action, and do not conflict with, or constitute a breach of, or a default under, (i) its charter or bylaws, (ii) any provision of law, (iii) any agreement or instrument binding upon Borrower, or (iv) any court or administrative order or decree applicable to Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Borrower or any of its Restricted Subsidiaries;
(b)    no consent or approval of any Governmental Authority or any other Person is required for Borrower’s due execution, delivery and performance of this Amendment;
(c)    this Amendment has been duly executed and delivered by Borrower;
(d)    this Amendment is Borrower’s legal, valid and binding obligation, enforceable against Borrower in accordance with its terms, except to the extent limited by Debtor Relief Laws and by general principles of equity;

(e)    after giving effect to this Amendment, each representation and warranty set forth in Section 9 of the Credit Agreement is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct as of such date); and
(f)    after giving effect to this Amendment, no Event of Default or Unmatured Event of Default exists.
SECTION 4.    Reference to and Effect on the Credit Agreement; Successors and Assigns.
(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Administrative Agent or Collateral Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    This Amendment, and the Credit Agreement as specifically amended by this Amendment, shall be binding upon Borrower, the Lenders, the Issuer and the Administrative Agent, and their respective successors and assigns.
SECTION 5.    Miscellaneous. The provisions of Sections 1.3, 15.5, 15.6, 15.7, 15.11, 15.12, 15.15 and 15.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
SECTION 6.    Increase of Commitments. The Borrower and, notwithstanding anything to the contrary contained in the Credit Agreement, each of the undersigned Lenders, Issuers and the Administrative Agent hereby agree that, as of the Second Amendment Effective Date, (i) the aggregate Commitments shall be increased by an amount equal to $425,000,000, such that the aggregate Commitments equal $1,025,000,000 and (ii) the Commitment of each Lender shall be the commitment of such Lender under the Credit Agreement set forth as its “Commitment” opposite its name on Schedule I attached hereto as Annex I. Each of the Lenders consents to the Requested Commitment Increase as contemplated herein. The Borrower and the Lenders hereby agree that the Lenders shall make arrangements as among themselves to the extent necessary to cause the outstanding amount of Loans to be held by the Lenders in accordance with the revised Percentages arising from the Requested Commitment Increase. For the avoidance of doubt, the parties hereto acknowledge and agree that the Requested Commitment Increase shall not constitute a Commitment Increase pursuant to Section 6.7(a) and shall not reduce the aggregate amount by which the Commitments may be increased pursuant to Section 6.7(a) after giving effect to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
TRITON CONTAINER INTERNATIONAL LIMITED
By:
Name:
Title:

[Triton Container International Limited – Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Triton Container International Limited – Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as a Lender and as an Issuer

By:
Name:
Title:

[Triton Container International Limited – Signature Page to Second Amendment]

[__________________], as a Lender

By:
Name:
Title:

[Triton Container International Limited – Signature Page to Second Amendment]

[_____________], as a Lender

By:
Name:
Title:

[Triton Container International Limited – Signature Page to Second Amendment]

[____________________], as a Lender

By:
Name:
Title:

[Triton Container International Limited – Signature Page to Second Amendment]

[______________], as a Lender

By:
Name:
Title:

[Triton Container International Limited – Signature Page to Second Amendment]

ANNEX I

Schedule I to Credit Agreement

Please see attached.

SCHEDULE I
COMMITMENTS AND PERCENTAGES

Name of Lender	Commitment	Percentage
Bank of America, N.A.	$109,200,000.00	10.653658537%
The Bank of Toyko-Mitsubishi UFJ., Ltd	$105,000,000.00	10.243902440%
Compass Bank	$100,000,000.00	9.756097561%
Wells Fargo Bank, N.A.	$100,000,000.00	9.756097561%
Royal Bank of Canada	$80,000,000.00	7.804878049%
Mizuho Bank, Ltd.	$70,800,000.00	6.907317073%
SunTrust Bank	$70,000,000.00	6.829268293%
Industrial and Commercial Bank of China Limited, New York Branch	$65,000,000.00	6.341463415%
Regions Bank	$60,000,000.00	5.853658537%
Citibank, N.A.	$50,000,000.00	4.878048780%
JPMorgan Chase Bank, N.A.	$50,000,000.00	4.878048780%
ZB, N.A. dba California Bank & Trust	$45,000,000.00	4.390243902%
DBS Bank Ltd.	$33,000,000.00	3.219512195%
Branch Banking and Trust Company	$30,000,000.00	2.926829268%
Nomura Corporate Funding Americas, LLC	$25,000,000.00	2.439024390%
PNC Bank, National Association	$20,000,000.00	1.951219512%
First Hawaiian Bank	$12,000,000.00	1.170731707%
TOTALS	$1,025,000,000.00	100.000000000%

ANNEX II

Schedule 10.6 to Credit Agreement

Please see attached.

SCHEDULE 10.6
INSURANCE REQUIREMENTS
The Borrower shall have furnished to each Lender:
(i)certificates or copies of policies evidencing the existence of third party personal liability and property damage insurance in a single limit and aggregate amount of Ten Million Dollars ($10,000,000) (subject to periodic modification to assure that in any and all events the insurance coverage afforded is at least as extensive as the insurance coverage maintained by other prudent owners, lessors (including by lessees on behalf of such lessors), managers and other operators of shipping container fleets comparable in size to the Combined Fleet (as defined in the Intercreditor Collateral Agreement)), naming the Borrower, the Collateral Agent and each Lender as additional insured, and
(ii)a certificate or copy of a policy evidencing the existence of “all risk” property damage insurance, written on a depreciated-value basis, covering the Revenue Generating Equipment in the Combined Fleet (as defined in the Intercreditor Collateral Agreement) then off-lease in a minimum amount of One Million Five Hundred Thousand Dollars ($1,500,000) per occurrence, providing primary and contingent coverage subject to such deductibles as are customarily retained by prudent companies of a similar size engaged in business activities similar to those of the Borrower, and containing a lender’s loss payable endorsement in favor of the Collateral Agent, and each of such certificates or policies required by this Schedule 10.6 shall:

1.
contain a provision precluding cancellation (other than “War Risks and Strikes, Riots and Civil Commotions” coverage that the Borrower may have in effect) (i) for nonpayment of premiums without a minimum of ten (10) days prior written notice to each Lender and (ii) for any other reason without a minimum of thirty (30) days prior written notice to each Lender,

2.	conform to usage in similar businesses,

3.
be written by an insurer or insurers having a financial strength rating of at least “Baa2” by Moody’s Investor Service, Inc. or “BBB” by S&P or an equivalent rating by any other internationally recognized credit rating agency of similar standing that rates the claims paying ability of international insurance companies, and

4.	contain a provision to the effect that such insurance shall not be prejudiced by the breach of any condition or warranty of the insurance by the Borrower.